UNITED STATES SECURITIES

AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

CYTOCORE, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CYTOCORE, INC.

414 N. Orleans St., Suite 510

Chicago, Illinois 60654

(312) 222-9550

Dear Stockholder:

This Information Statement is being furnished on or about September 11, 2013, by Cytocore, Inc., a Delaware corporation (the “Company”), to holders of the Company’s outstanding common stock, par value $0.001 per share (“Common Stock”), as of the close of business on August 6, 2013, pursuant to Rule 14c−2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is:

(i) to inform you that we have obtained the written consent of the holder of the majority of the issued and outstanding shares of our Common Stock to amend our certificate of incorporation to increase the number of shares of Common Stock that we are authorized to issue from 500,000,000 to 2,000,000,000 in the discretion of our board of directors; and

(ii) to serve as notice of the foregoing actions in accordance with Section 228(e) of the Delaware General Corporation Law.

The holder of the majority of our issued and outstanding shares of Common Stock executed a written consent in favor of the foregoing action on August 29, 2013. This consent satisfied the stockholder approval requirements under Delaware law and our certificate of incorporation and will allow us to take the proposed action as soon as practicable.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Your consent to the aforementioned action is not required and is not being solicited. The accompanying Information Statement is being furnished to you for informational purposes only. Please read the accompanying Information Statement carefully.

/s/ Robert McCullough, Jr.
Robert McCullough, Jr.
Chief Executive Officer and
Chief Financial Officer

September 11, 2013

CYTOCORE, INC.

414 N. ORLEANS STREET

SUITE 510

CHICAGO, ILLINOIS 60654

______________________________

INFORMATION STATEMENT

Dated September 11, 2013

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being mailed on or about September 11, 2013 to the stockholders of record of Cytocore, Inc. (the “Company,” “we” or “us”) at the close of business on September 6, 2013 (the “Record Date”). This Information Statement is being sent to you for information purposes only. No action is required or requested on your part.

This Information Statement is being provided:

(i)          to inform you that we have obtained the written consent of the holder of the majority of the issued and outstanding shares of our Common Stock to amend our certificate of incorporation to increase the number of shares of Common Stock that we are authorized to issue from 500,000,000 to 2,000,000,000 in the discretion of our board of directors; and

(ii)         to serve as notice of the foregoing actions in accordance with Section 228(e) of the Delaware General Corporation Law.

Section 228(a) of the Delaware General Corporation Law states that, unless otherwise provided in the certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

The amendment was approved on August 29, 2013, upon the execution of a written consent by the holders of the majority of the issued and outstanding shares of our Common Stock and Series E Convertible Preferred Stock (“Series E Stock”), voting together as a single class. Because the amendment has been approved by the holders of the requisite number of outstanding shares that are entitled to cast votes, no other stockholder approval of the amendment is necessary. This Information Statement will also serve as notice of actions taken without a meeting as required by Section 228(e) of the Delaware General Corporation Law. No further notice of the actions described herein will be given to you.

2

We are currently authorized to issue 500,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, $.001 par value per share (“Preferred Stock”). As of the close of business on the Record Date, there were 257,030,857 shares of Common Stock, 47,250 shares of Series A Convertible Preferred Stock, 93,750 shares of Series B Convertible Preferred Stock, 38,333 shares of Series C Convertible Preferred Stock, 175,000 shares of Series D Convertible Preferred Stock, and 19,022 shares of Series E Stock issued and outstanding. Each share of Common Stock is entitled to one vote and each share of Series E Stock is entitled to one vote for each share of Common Stock into which such share is convertible on the Record Date, calculated to the nearest whole share. As of the Record Date, the Series E Stock outstanding was convertible into approximately 52,311 shares of Common Stock. Other than the Series E Stock, no class of Preferred Stock is entitled to vote on the amendment to our certificate of incorporation. The affirmative vote or written consent of the holders of a majority of the issued and outstanding shares of our Common Stock and Series E Stock, voting together as a single class is necessary to approve the amendment to our certificate of incorporation. The requisite stockholder approval of the amendments was obtained on August 29, 2013.

The expenses of preparing and mailing this Information Statement and all documents that now accompany or may hereafter supplement it will be borne by us. We will reimburse brokers and other persons holding stock in their names or the names of nominees for their expenses incurred in forwarding this Information Statement to the beneficial owners of such shares.

Amendment to our CERTIFICATE of Incorporation to INCREASE the NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE

Background

On May 20, 2013, our board of directors approved an amendment to our certificate of incorporation to implement a reverse stock split of our Common Stock at a ratio of 1-for-10. On June 4, 2013, the amendment to our certificate of incorporation to implement the reverse stock split was approved by the holders of the majority of the issued and outstanding shares of our Common Stock and Series E Stock.

On June 4, 2013, in accordance with Rule 10b-17 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we submitted the Issuer Company-Related Action Notification Form to FINRA. On June 26, 2013, we mailed an Information Statement to our stockholders notifying them of the approval of the reverse stock split. On August 15, 2013, we received a deficiency notice from FINRA pursuant to FINRA Rule 6490 notifying us that, based upon Rule 6490(d)(3(3), the reverse stock split would not be processed by FINRA. The deficiency was based upon FINRA’s actual knowledge that the SEC filed a civil injunctive action against us, Daniel J. Burns, our former chairman, and Robert F. McCullough, Jr., our Chief Executive Officer and Chief Financial Officer. As disclosed in our Annual Report on Form 10-K for the year ended December 31, 2012, in February 2011, the matter was settled. On August 21, 2013, we appealed the deficiency determination. A hearing has been scheduled for September 19, 2013 and we expect a final ruling shortly thereafter.

3

In the event that we are unsuccessful in our appeal, we will not have sufficient shares to execute our business plan. In order to ensure that we have sufficient authorized shares to execute our business plan, on August 29, 2013, our board of directors executed a written consent authorizing the amendment to our certificate of incorporation to increase the number of shares of Common Stock that we are authorized to issue from 500,000,000 to 2,000,000,000. On August 29, 2013, the holders of the majority of the issued and outstanding shares of our Common Stock and Series E Stock, voting together as a single class, acted by written consent to authorize our board of directors to effect the amendment in its discretion. Our board of directors intends to implement the amendment to our certificate of incorporation to increase the number of shares that we are authorized to issue in the event that our appeal of FINRA’s deficiency determination regarding our previously approved reverse split is not successful. Our board of directors does not intend to implement the amendment to our certificate of incorporation to increase the number of shares that we are authorized to issue in the event that we are successful in our appeal and FINRA processes the reverse split.

A copy of the amendment is attached to this Information Statement as Appendix A (subject to any changes required by applicable law) (the “Certificate of Amendment”).

Reasons for the Amendment

The reason for the amendment to our certificate of incorporation to increase the number of shares of Common Stock that we are authorized to issue is to provide us with the ability to support our present capital needs and future anticipated growth. Our board of directors believes that we will need to raise additional capital in order to continue our operations through 2013 and beyond. As of September 6, 2013, 242,969,143 shares of Common Stock were authorized but unissued and available for issuance, which may not be sufficient to meet our capital needs. The availability of additional shares of Common Stock would also provide us with the flexibility to consider and respond to future business opportunities and needs as they arise, including equity offerings, mergers or other business combinations, asset acquisitions, stock dividends, stock splits and other corporate purposes. The Company currently has no agreements for any of the foregoing.

The additional shares of Common Stock would have rights identical to our Common Stock currently outstanding. Approval of the proposed amendment and any issuance of Common Stock would not affect the rights of the holders of our Common Stock currently outstanding, except for the effects incidental to increasing the outstanding number of shares of Common Stock, such as dilution of earnings per share, if any, and voting rights of current holders of our Common Stock.

If authorized, the additional shares of Common Stock may be issued with approval of our board of directors, but without further approval of our stockholders, unless stockholder approval is required by applicable law, rule or regulation. Under our certificate of incorporation, the holders of our Common Stock do not have preemptive rights with respect to future issuances of Common Stock. Thus, should our board of directors elect to issue additional shares of Common Stock, our existing stockholders will not have any preferential rights to purchase such shares and such issuance could have a dilutive effect on the voting power and percentage ownership of these stockholders. The issuance of additional shares of Common Stock could also have a dilutive effect on our earnings per share, if any.

4

Anti-Takeover and Dilutive Effects

The purpose of increasing the number of shares of Common Stock that we are authorized to issue from 500,000,000 to 2,000,000,000 is to facilitate our ability to raise additional capital to support our operations, not to establish any barriers to a change of control or acquisition of the Company. Shares of Common Stock that are authorized but unissued provide our board of directors with flexibility to effect, among other transactions, public or private financings, subscription rights offerings, mergers, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our board of directors, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable.

In addition, the issuance of additional shares of Common Stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of the outstanding Common Stock, depending on the circumstances, and would likely dilute a stockholder's percentage voting power in the Company. Holders of Common Stock are not entitled to preemptive rights or other protections against dilution.

We did not propose this amendment to our certificate of incorporation in response to any effort known to us to accumulate Common Stock or to obtain control of us by means of a merger, tender offer or solicitation in opposition to management.

Procedure for Effecting the Certificate of Amendment

In the event that we are unsuccessful in our appeal and FINRA does not process the reverse split, we will effect the increase in authorized shares by filing the Certificate of Amendment with the Secretary of State of the State of Delaware. The increase in authorized shares will become effective at the time of the filing of the Certificate of Amendment (referred to as the "effective time") without any action on the part of our stockholders. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as our board of directors deems necessary and advisable to effect the increase in authorized shares.

Our board of directors reserves the right, notwithstanding stockholder approval or FINRA’s determination with respect to the reverse split and without further action by the stockholders, to elect not to proceed with the increase in authorized shares if, at any time prior to filing the Certificate of Amendment, our board of directors, in its sole discretion, determines that it is no longer in the best interests of the Company and its stockholders to proceed with the increase in authorized shares.

5

Effective Date of the Amendment

The amendment to our certificate of incorporation will become effective upon the filing of a Certificate of Amendment to our certificate of incorporation with the Secretary of State of Delaware. Our board of directors intends to file the Certificate of Amendment as soon as practicable upon the passing of 20 calendar days from the date a definitive copy of this Information Statement is mailed to our stockholders. The full text of the proposed amendment is set forth in Appendix A to this Information Statement. The text of the amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of Delaware and as our board of directors deems necessary and advisable to effect the amendment.

Required Vote

The affirmative vote or written consent of the holders of a majority of the issued and outstanding shares of our Common Stock and Series E Stock, voting together as a single class is necessary to approve the amendment to our certificate of incorporation. The requisite stockholder approval of the amendments was obtained on August 29, 2013.

Notice of Action by Written Consent

Pursuant to Rule 14c-2 of Regulation 14C promulgated under the Exchange Act, we are required to distribute an information statement to every stockholder from whom consent is not solicited at least 20 calendar days prior to the earliest date on which the proposed amendment to our certificate of incorporation becomes effective. This Information Statement serves as the notice required by Rule 14c-2 of Regulation 14C.

Dissenters’ Rights

The stockholders have no right under the Delaware General Corporation Law, our certificate of incorporation consistent with above, or our bylaws to dissent from the action adopted as set forth herein.

6

Beneficial Ownership of OUR Common Stock

The following table sets forth certain information, as of September 6, 2013 with respect to holdings of our Common Stock by (i) each person known by us to be the beneficial owner of more than 5% of the total number of shares of Common Stock outstanding as of such date, (ii) each of our directors and executive officers, and (iii) all directors and executive officers as a group. Except as otherwise indicated, the address of each person is c/o Cytocore, Inc., 414 N. Orleans Street, Suite 510, Chicago, Illinois 60610.

	Amount and Nature
	of Beneficial	Percentage
Name and Address of Beneficial Owner	Ownership (1)	of Class (1)
Robert F. McCullough	167,690,706(2)	65.24%

Augusto Ocana	9,090,836	3.54%

Mauro Scimia	5,959,750	2.32%

Xavier Carbonell	6,569,823	2.56%

John H. Abeles, M.D.	4,063,098(3)	1.58%

Richard A. Domanik, Ph.D.	172,272(4)	*

Alexander M. Milley	4,652,950(5)	1.81%

All officers and directors as a group (7 persons)	198,199,435	77.11%

__________________________

* less than one percent

(1)	Unless otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. With respect to each person or group, percentages are calculated based on the number of shares beneficially owned, including shares that may be acquired by such person or group within 60 days of September 6, 2013 upon the exercise of stock options, warrants or other purchase rights, but not the exercise of options, warrants or other purchase rights held by any other person. There were 257,030,857 shares of Common Stock outstanding as of the close of business on September 6, 2013.

(2)	Includes an aggregate 166,205 shares owned by various trusts of which Mr. McCullough is trustee as follows: MJM Educational Trust (15,000) shares, PFM Educational Trust (15,000 shares), CDM Educational Trust (15,000) shares and the MPC Trust (121,205 shares).

(3)	Includes: (i) 213,098 shares owned by Northlea Partners, Ltd., of which Dr. Abeles is General Partner; and (ii) 100,000 shares of Common Stock awarded in 2009 that have not yet been issued. Dr. Abeles disclaims beneficial ownership of all shares owned by, or issuable to, Northlea Partners except shares attributable to his 1% interest in Northlea Partners as General Partner.

7

(4)	Includes 100,000 shares of Common Stock awarded in 2009 that have not yet been issued.

(5)	Includes: (i) 149,551 shares held by Azimuth Corporation, of which Mr. Milley is President and Chairman of the Board of Directors, 429,255 shares held by Cadmus Corporation, of which Mr. Milley is President and a director, 80,282 shares held by Milley Management, Inc., of which Mr. Milley is President, sole director and majority stockholder, and 23,710 shares held by Winchester National, Inc., of which Mr. Milley is a director and executive officer; and (ii) 100,000 shares of Common Stock awarded in 2009 that have not yet been issued. An aggregate of 402,890 shares of Common Stock held directly by Mr. Milley, Cadmus Corporation, Winchester National and Milley Management have been pledged to ELXSI Corp., of which Mr. Milley is President, Chief Executive Officer and Chairman of the Board.

Beneficial Ownership of OUR SERIES E Stock

The following table sets forth certain information, as of September 6, 2013 with respect to holdings of our Series E Stock by (i) each person known by us to be the beneficial owner of more than 5% of the total number of shares of Series E Stock outstanding as of such date, (ii) each of our directors and executive officers, and (iii) all directors and executive officers as a group. Except as otherwise indicated, the address of each person is c/o Cytocore, Inc., 414 N. Orleans Street, Suite 510, Chicago, Illinois 60610.

	Amount and Nature
	of Beneficial		Percentage
Name and Address of Beneficial Owner(1)	Ownership (2)		of Class
Kevin F. Flynn June 1992 Non-Exempt Trust	6,667	(3)	35.0%
120 South LaSalle Street
Chicago, IL 60602

Rolf Lagerquist	2,000	(4)	10.5%
4522 CO Road 21 NE
Elgin, MN 55932

__________________________

* less than one percent

(1)	No executive officers or directors own any shares of Series E Stock.

(2)	Unless otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. With respect to each person or group, percentages are calculated based on the number of shares beneficially owned, including shares that may be acquired by such person or group within 60 days of September 6, 2013 upon the exercise of stock options, warrants or other purchase rights, but not the exercise of options, warrants or other purchase rights held by any other person. There were 19,022 shares of Series E Convertible Preferred Stock outstanding as of the close of business on September 6, 2013.

8

(3)	Converts into 38,828 shares of Common Stock, including shares issuable upon payment of cumulative dividends.

(4)	Converts into 11,648 shares of Common Stock, including shares issuable upon payment of cumulative dividends.

Change In Control Transaction in Last Fiscal Year.

On May 20, 2013, we entered into a letter agreement (the “Conversion Agreement”) with Robert McCullough, Jr., our Chief Executive Officer and Chief Financial Officer, pursuant to which all parties agreed to convert the $3.25 million payable by us to Mr. McCullough (the “Advance”) into shares of our Common Stock. Under the Conversion Agreement, we agreed to issue to Mr. McCullough 162,500,000 shares of our Common Stock in exchange for the cancellation of the Advance. Prior to the issuance, Mr. McCullough beneficially owned 5,190,706 shares of Common Stock, constituting 7.1% of our issued and outstanding shares of Common Stock. After the issuance, Mr. McCullough beneficially owned 167,690,706 shares of our Common Stock, which constituted 66.9% of our issued and outstanding shares of Common Stock. Mr. McCullough currently owns approximately 65% of our issued and outstanding Common Stock. Mr. McCullough intends to remain a member of our board of directors and to continue serving as our Chief Executive Officer and Chief Financial Officer for the foreseeable future.

HOUSEHOLDING

Under SEC rules, only one annual report, information statement or Notice of Internet Availability of Proxy Materials, as applicable, need be sent to any household at which two or more of our stockholders reside if they appear to be members of the same family and contrary instructions have not been received from an affected stockholder. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses for us. Brokers with accountholders who are our stockholders may be householding these materials. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, now or at any time in the future, you no longer wish to participate in householding and would like to receive a separate annual report, information statement or Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies of these documents at your address and would prefer that the communications be householded, you should contact us at 414 N. Orleans Street, Suite 510, Chicago, Illinois 60654 or (312) 222-9550.

9

REQUESTS FOR CERTAIN DOCUMENTS

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for information on the public reference room. The SEC maintains an internet site that contains annual, quarterly and current reports, proxy and information statements and other information that issuers (including us) file electronically with the SEC. Our electronic SEC filings are available to the public at the SEC’s internet site, www.sec.gov.

We make available free of charge financial information, news releases, SEC filings, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports as soon as reasonably practical after we electronically file such material with, or furnish it to, the SEC, on our website at www.globalstar.com. The documents available on and the contents of, our website are not incorporated by reference into this Information Statement.

/s/ Robert McCullough, Jr.
Robert McCullough, Jr.
Chief Executive Officer

Dated: September 11, 2013

10

Appendix A

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

CYTOCORE, INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

CytoCore, Inc., a Delaware corporation (the “Corporation”), does hereby certify as follows:

1.          The Board of Directors of the Corporation (the “Board”), acting by Unanimous Written Consent in accordance with Section 141(f) of the General Corporation Law of the State of Delaware (the “DGCL”) adopted a resolution authorizing the Corporation to increase the number of shares of the common stock, $.001 par value per share (the “Common Stock”) that the Corporation is authorized to issue from 500,000,000 to 2,000,000,000 and to file this Certificate of Amendment:

Article FOURTH of the Certificate of Incorporation shall be amended by deleting Section 4.1 in its entirety and submitting therefor the following:

“Section 4.1. The total number of shares of stock which the Corporation is authorized to issue is Two Billion, Ten Million (2,010,000,000) shares, comprised of Two Billion (2,000,000,000) shares of common stock, par value $0.001 per share, and Ten Million (10,000,000) shares of preferred stock, par value $0.001 per share.”

2.          That in lieu of a meeting and vote of stockholders, the holders of a majority in interest of record of the issued and outstanding shares of Common Stock have given written consent to said amendment in accordance with the provisions of Section 228 of the DGCL.

3.          That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, CytoCore, Inc. has caused this Certificate of Amendment to be duly executed in its corporate name this ____ day of ________, 2013.

CYTOCORE, INC.

By:  _____________________

Name:

Title: